Contacts:

William “BJ” Santiago	Michael J. Porter
President & Chief Executive Officer	President
GlobalWise Investments, Inc.	Porter, LeVay & Rose, Inc.
contact@globalwiseinvestments.com	mike@plrinvest.com
614-921-8170	212-564-4700

Exhibit 99.1

FOR IMMEDIATE RELEASE

GLOBALWISE INVESTMENTS ANNOUNCES RESULTS FOR FISCAL YEAR 2012

COLUMBUS, OH—April 2, 2013-- GlobalWise Investments, Inc. (OTCBB: GWIV) (OTCQB: GWIV) (the “Company” or “GlobalWise”) (www.GlobalWiseInvestments.com) a leading-edge technology company focused on the design, implementation and management of cloud-based Enterprise Content Management (“ECM”) systems in both the public and private sectors, announced financial results for the fiscal year ended December 31, 2012.

The company's total revenues for the 12 months ended December 31, 2012 were $2,734,950 compared to $1,725,752 for the same period 2011, representing an increase of $1,009,198 or 58%. The increase in total revenues year-over-year is attributable primarily to an increase in new accounts gained through the Company’s expanded sales channel partner network, as well as renewal of existing customer maintenance agreements and additional consulting projects.

Overall gross margin were 64% and 52% for the twelve months ended December 31, 2012 and 2011, respectively, an increase of 12%. The increase in gross margin is primarily a result of increase in revenue.

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Total operating expenses were $3,424,507 for the twelve months ended December 31, 2012 as compared to $2,166,432 for the twelve months ended December 31, 2011, representing a 58% increase or an increase of $1,258,075. This increase in operating expenses is primarily due to legal, consulting and professional fees related to the Share Exchange consummated on February 12, 2012, the corresponding costs of operating and reporting as a public company, and the on-boarding of additional sales and marketing personnel.

GlobalWise reported a net operating loss of $1,985,493 and $1,440,062 for the twelve months ended December 31, 2012 and 2011, respectively, representing an increase in net loss of $545,431 or 38%. Gross profits were $1,753,431 and $900,826 for the twelve months ended December 31, 2012 and 2011, respectively, representing an increase of $852,605, or 95%.

Mr. William J. "BJ" Santiago, Chief Executive Officer of GlobalWise, stated, "During the past year, GlobalWise has undergone a dramatic transformation and established a foundation for strong growth in the years ahead. We are pleased with the progress we made during 2012, and we are already seeing the positive impact from our investment of time and resources to develop our sales channel distribution model. We added 11 new quality channel partners, bringing our total network of channel partners to 25, and increased our customer subscriber base to more than 300 from 51. We plan to announce a number of additional industry-leading companies as channel partners in 2013, which will expand our network both domestically and internationally, providing even greater reach for our Intellivue™ platform and significant expansion of our customer base.”

About GlobalWise Investments, Inc.

GlobalWise Investments, Inc., via its wholly owned subsidiary Intellinetics, Inc., is a Columbus, Ohio, based Enterprise Content Management (ECM) pioneer with industry-leading software that delivers cloud ECM based solutions on-demand. The Company's flagship platform, Intellivue™, represents a new industry benchmark and game-changing solution by enabling clients to access and manage the content of every scanned document, file, spreadsheet, email, photo, audio file or video tape -- virtually anything that can be digitized -- in their enterprise from any PC, laptop, tablet or smartphone from anywhere in the world.

For additional information, please visit the Company's corporate website: www.GlobalWiseInvestments.com

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Forward Looking Statements

This press release may contain "forward-looking statements." Expressions of future goals and similar expressions reflecting something other than historical facts are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. These forward-looking statements may include, without limitation, statements about our market opportunity, strategies, competition, expected activities and expenditures as we pursue our business plan. Although we believe that the expectations reflected in any forward-looking statements are reasonable, we cannot predict the effect that market conditions, customer acceptance of products, regulatory issues, competitive factors, or other business circumstances and factors described in our filings with the Securities and Exchange Commission may have on our results. The company undertakes no obligation to revise or update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this press release.

(FINANCIAL TABLES TO FOLLOW)

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GLOBALWISE INVESTMENTS, INC.
Condensed Consolidated Balance Sheets
(Audited)

ASSETS

	December 31,	December 31,
	2012	2011

Current assets:
Cash	$46,236	$140,271
Accounts receivable, net	332,413	335,453
Prepaid expenses and other current assets	40,026	18,398

Total current assets	418,675	494,122

Property and equipment, net	58,129	32,771
Other assets	37,239	46,404

Total assets	$514,043	$573,297

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities:
Accounts payable and accrued expenses	$1,143,265	$389,080
Deferred revenues	571,268	964,043
Deravative liability	15,470	-
Notes payable - current	563,009	747,778
Convertible note payable, net of discount	107,518
Notes payable - related party - current	95,000	-
Total current liabilities	2,495,530	2,100,901

Long-term liabilities:
Deferred compensation	309,740	215,011
Notes payable - net of current portion	1,509,265	1,528,915
Notes payable - related party - net of current portion	369,415	262,707
Deferred interest expense	41,440	17,063
Other long-term liabilities - related parties	72,033	157,859

Total long-term liabilities	2,301,893	2,181,555

Total liabilities other than shares	4,797,423	4,282,456
Shares subject to mandatory redemption		111,235

Total liabilities	4,797,423	4,393,691

Commitments and contingencies
Excess of liabilities over assets (deficit)	-	(3,820,394)
Total liabilities and excess of liabilities over assets (deficit)	4,797,423	573,297
Stockholders' deficit:
Common stock, $0.001 par value, 50,000,000 shares authorized;
36,490,345 shares issued and outstanding at December 31, 2012	36,492	-
Additional paid-in capital (deficit)	1,348,794	-
Accumulated deficit	(5,668,666)	-
Total stockholders' deficit	(4,283,380)	-
Total liabilities and excess of liabilities over assets (deficit) and stockholders' deficit	$514,043	$573,297

See Notes to these condensed consolidated financial statements

GLOBALWISE INVESTMENTS, INC. and SUBSIDIARY
Condensed Consolidated Statements of Operations
(Audited)

	For the Twelve Months Ended December 31,
	2012	2011

Revenues:
Sale of software licenses without professional services	$188,894	137,068
Sale of software licenses with professional services	929,741	542,801
Software as a service	108,102	143,428
Software maintenance services	790,007	633,302
Consulting services	718,206	269,153

Total revenues	2,734,950	1,725,752

Cost of revenues:
Sale of software licenses without professional services	45,477	17,001
Sale of software licenses with professional services	469,252	454,330
Software as a service	28,232	26,375
Software maintenance services	119,727	105,035
Consulting services	318,831	222,185

Total cost of revenues	981,519	824,926

Gross profit	1,753,431	900,826

Operating expenses:
General and administrative	2,196,068	1,388,315
Sales and marketing	1,200,019	737,680
Depreciation	28,420	40,437

Total operating expenses	3,424,507	2,166,432

Loss from operations	(1,671,076)	(1,265,606)

Other expenses:
Derative Loss	(15,470)	-
Interest expense, net	(298,947)	(174,456)

Total other expenses	(314,417)	(174,456)

Net loss	$(1,985,493)	$(1,440,062)

Weighted average number of common shares
outstanding - basic	32,866,979	22,757,100

Weighted average number of common shares
outstanding - fully diluted	32,900,519	22,757,100

Net loss per share - basic and diluted	($0.06)	($0.06)